INDEPENDENT AUDITORS' CONSENT
          =================================================================

          We consent to the incorporation by reference in this Registration Statement of The Washington Water Power Company on Form S-3 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of The Washington Water Power Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



          /s/ Deloitte & Touche LLP
          DELOITTE & TOUCHE LLP

          Seattle, Washington
          November 4, 1997